UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2016

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 19, 2016, Brady Corporation (the “Company”) issued a press release announcing its fiscal 2016 second quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 7.01	REGULATION FD DISCLOSURE

On February 19, 2016, the Company hosted a conference call related to its fiscal 2016 second quarter financial results. A copy of the slides referenced in the conference call, which is also posted on the Corporation’s website, is being furnished to the Securities and Exchange Commission as Exhibit 99.2 attached hereto and is incorporated herein by reference.

Item 8.01	OTHER EVENTS

On February 16, 2016, the Company’s Board of Directors authorized an increase in the Company’s share buyback program, authorizing the repurchase of up to two million shares of the Corporation’s Class A Common Stock, inclusive of the shares in the existing stock buyback program, available for repurchase as of February 16, 2016. The share repurchase plan may be implemented from time to time on the open market or in privately negotiated transactions. The repurchased shares will be available for use in connection with the Corporation’s stock-based plans and for other corporate purposes. The share buyback program was described in a press release issued by the Company in connection with its fiscal 2016 second quarter financial results, which is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated February 19, 2016, relating to second quarter fiscal 2016 financial results and increase in share buyback program.
99.2	Informational slides provided by Brady Corporation, dated February 19, 2016, relating to second quarter fiscal 2016 financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: February 19, 2016	/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated February 19, 2016, relating to second quarter fiscal 2016 financial results and increase in share buyback program.
99.2	Informational slides provided by Brady Corporation, dated February 19, 2016, relating to second quarter fiscal 2016 financial results.